Exhibit 99.2

SEGMENTZ ACQUIRES ASSETS OF TEMPLE TRUCKING INC.

Company Contact:	Investor Relations Contact:
Segmentz, Inc.	Hayden Communications, Inc.
Allan Marshall	Mark McPartland
813-989-2232	843-272-4653

TAMPA, Fla.—(BUSINESS WIRE)—November 29, 2004—Segmentz, Inc. (AMEX: SZI), a provider of transportation and logistics management services to a select client base, ranging from mid-sized to Fortune 100 companies, announced today the acquisition of certain assets and the assumption of certain liabilities of Temple Trucking Inc., a privately held Indianapolis, Indiana based Company. Temple Trucking has locations in Indianapolis, IN, Champaign, IL, Warsaw, IN, Grand Rapids, MI and Louisville, KY.

Temple Trucking Inc. generated more than six million in revenue for the year ending December 31, 2003. Segmentz, Inc. has been working with Temple Trucking Inc. since June 1, 2004, through an agency agreement.

The purchase price of Temple Trucking Inc. included the issuance of 295,000 common shares of restricted common stock of Segmentz Inc. and the assumption of $820,000 of debt owed to Segmentz, Inc. The consideration also includes an earn-out provision under which Segmentz could be required to pay up to an additional $500,000 in cash or restricted common stock to the former owner of Temple Trucking Inc. over the following 3 years, depending on the performance of Temple Trucking Inc.

Allan Marshall, Chief Executive Officer of Segmentz, Inc., stated, “Temple Trucking complements our existing transportation team. Paul Temple, President of Temple Trucking, is committed to remaining with our business and working together to meet the growing demand for our transportation services.”

Mike Welch, President of Segmentz, Inc., added, “The agreement between our companies will increase our presence in the Midwest and provides an excellent entry into the regional expedite market. The Temple trucking locations will provide us with not only pick-up and delivery capabilities, but also will serve as launching points for our expanding expedite business. The Temple locations will enhance our ability to meet the critical shipment deadlines our emergency freight customers are faced with on a daily basis. Many of our expedited transportation customers have told us they are challenged to move freight to locations under 250 miles. The combined strengths of Temple Trucking’s truck capacity and strategic terminal locations, with our operating and expedite transportation expertise will accelerate the development of our regional expedite solutions, and allow us to address the needs of our expedite customers.”

Paul Temple, President of Temple Trucking, Inc., stated, “Segmentz is a strong organization with a growth oriented philosophy and history of benefiting the companies it serves. We believe this agreement will benefit our customers.”

Mr. Temple will continue serving as the primary contact for the Temple Trucking customers, and will represent Segmentz in its efforts to grow its business in the region.

About Segmentz, Inc.

Segmentz, Inc. is a provider of premium transportation and logistics management services to its target client base, ranging from mid-sized to Fortune 100 companies. The Company’s services include regional trucking, time-definite transportation, dedicated delivery and supply chain management services. The Company operates a network of terminals in the Southeast and Midwest United States. The Company is dedicated to providing services that are customized to meet its client’s individual needs and flexible enough to cope with an ever-changing business environment. Segmentz, Inc. is publicly traded on the American Stock Exchange under the symbol SZI.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties. Factors that could cause actual results to differ materially from those predicted in any such forward-looking statement include our ability to continue to lower our costs, our timely development and customers’ acceptance of our transportation products, including acceptance by key customers, pricing pressures, rapid technological changes in the industry, growth of the transportation and third party logistics market, increased competition, our ability to attract and retain qualified personnel, our ability to identify and successfully consummate future acquisitions; adverse changes in customer order patterns, adverse changes in general economic conditions in the U.S. and internationally, risks associated with foreign operations and political and economic uncertainties associated with current world events. These and other risks are detailed from time to time in Segmentz periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its report on Form 10-KSB for its fiscal year ended December 31, 2003.